Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Bob Eckel

Aware, Inc.
781-276-4000

Aware, Inc. Reports First Quarter 2020

Financial Results

BEDFORD, MASS. – April 28, 2020 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of biometrics software and services, today reported financial results for its first quarter ended March 31, 2020.

Revenue for the first quarter of 2020 was $3.5 million compared to $3.7 million in the same quarter last year. Operating loss in the first quarter of 2020 was $1.3 million compared to operating loss of $44,000 in the first quarter of 2019.

The decrease in revenue in the current three-month period as compared to the corresponding period last year was primarily due to lower biometrics services revenue. This was partially offset by higher biometrics software license revenue. Lower biometrics services revenue was primarily due to: i) to lower services revenue from the license agreement we entered into with a systems integrator in the second quarter of 2018; and ii) fewer service projects in the current year quarter as compared to the corresponding period of 2019. Higher biometrics software revenue was primarily due to higher software license sales to a direct government customer, and to a lesser extent higher revenue from our commercial customers. The higher operating loss in the current three month period as compared to the corresponding period last year was primarily due to lower revenue and higher operating expenses.

Net loss in the first quarter of 2020 was $1.1 million, or $0.05 per diluted share, which compares to a net income of $228,000, or $0.01 per diluted share, in the same period a year ago.

Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com

Aware, Inc. Reports First Quarter 2020 Financial Results	Page 2

Bob Eckel, Aware’s chief executive officer and president, said “The first quarter of 2020 has been an eventful quarter. We were pleased at the beginning of the quarter to secure an order with U.S. Customs and Border Patrol for our CaptureSuite™ solution while also completing agreements with a significant international identity solutions integrator as well as another large customer in Latin America. We have, like many others, had to deal with a new working environment with the COVID-19 pandemic. We have been very fortunate that our dedicated team of employees has been equipped to be able to continue to work from home to further develop desired solutions, maintain operations and support existing customers. Their efforts are greatly appreciated. While we have been able to continue to operate on a virtual basis, COVID-19 has had an effect primarily on our sales and marketing operations. While we continue to receive a lot of interest in our solutions and continue to be engaged in a lot of exciting opportunities, we have been unable to conduct face-to-face meetings with customers and prospective customers, present in-person demonstrations of our software solutions, attend trade shows and conferences and meet with prospective strategic partners . We believe that these effects caused by the COVID-19 pandemic will likely have an adverse impact on our revenue over the next several quarters. Even though we are currently experiencing a challenging world environment and have curtailed non-essential hires, I am still optimistic that Aware with its great suite of biometric solutions, ongoing level of activity with existing and prospective customers and a talented and dedicated team, that the long-term prospects for our business are bright.”

About Aware

Aware is a leading provider of productized biometrics software products, solutions and services to governments, system integrators, and commercial organizations and solution providers globally. Our comprehensive portfolio of biometric solutions are based on innovative, robust products designed explicitly for ease of integration including customer-managed and integration ready biometric frameworks, platforms, SDK’s and services. They fulfill a broad range of functions critical to secure biometric enrollment, authentication, identity and transactions including face, fingerprint, iris, and voice capture modalities, sample quality assurance, data compliance, capture hardware peripheral and system abstraction, centralized data processing and workflow, subsystem connectivity, and biometric matching algorithms. The products and solutions apply biometrics to enable identity-centric security and know-your-customer (“KYC”) solutions for applications including financial institutions, retail, banking and payments, healthcare, border management, credentialing and access control, intelligence and defense, and law enforcement. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts.

See Aware’s website for more information about our biometrics software products.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings, and the growth of the biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Aware, Inc. Reports First Quarter 2020 Financial Results	Page 3

Risk factors related to our business include, but are not limited to: i) our operating results may fluctuate significantly and are difficult to predict; ii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iii) a significant commercial market for biometrics technology may not develop, and if it does, we may not be successful in that market; iv) we derive a significant portion of our revenue from third party channel partners; v) the biometrics market may not experience significant growth or our products may not achieve broad acceptance; vi) we face intense competition from other biometrics solution providers; vii) our business is subject to rapid technological change; viii) our software products may have errors, defects or bugs which could harm our business; ix) our business may be adversely affected by our use of open source software; x) we rely on third party software to develop and provide our solutions and significant defects in third party software could harm our business; xi) part of our future business is dependent on market demand for, and acceptance of, the cloud-based model for the use of software: xii) our operational systems and networks and products may be subject to an increasing risk of continually evolving cybersecurity or other technological risks which could result in the disclosure of company or customer confidential information, damage to our reputation, additional costs, regulatory penalties and financial losses; xiii) our intellectual property is subject to limited protection; xiv) we may be sued by third parties for alleged infringement of their proprietary rights; xv) we must attract and retain key personnel; xvi) we rely on single sources of supply for certain components used in our hardware products; xvii) our business may be affected by government regulations and adverse economic conditions; xviii) we may make acquisitions that could adversely affect our results, xix) we may have additional tax liabilities and xx) we believe the effects caused by the COVID-19 pandemic will likely have an adverse impact on our revenue over the next several quarters.

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2019 and other reports and filings made with the Securities and Exchange Commission.

Aware is a registered trademark of Aware, Inc. Any other trademarks appearing herein are the property of their respective owners.

Aware, Inc. Reports First Quarter 2020 Financial Results	Page 4

AWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Software licenses	$1,969	$1,537
Software maintenance	1,362	1,355
Services	187	840
Total revenue	3,518	3,732

Costs and expenses:
Cost of services	170	518
Research and development	2,272	1,760
Selling and marketing	1,285	826
General and administrative	1,138	721
Total costs and expenses	4,865	3,825

Patent related income	-	49

Operating loss	(1,347)	(44)
Interest income	148	275
Income (loss) before provision for (benefit from) income taxes	(1,199)	231
Provision for (benefit from) income taxes	(139)	3
Net income (loss)	$(1,060)	$228

Net income (loss) per share – basic	$(0.05)	$0.01
Net income (loss) per share – diluted	$(0.05)	$0.01

Weighted-average shares – basic	21,522	21,565
Weighted-average shares - diluted	21,522	21,582

Aware, Inc. Reports First Quarter 2020 Financial Results	Page 5

AWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Cash and investments	$46,857	$47,742
Accounts and unbilled receivables, net	5,164	5,802
Property and equipment, net	3,909	3,755
All other assets, net	486	256

Total assets	$56,416	$57,555

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$1,391	$1,283
Deferred revenue	2,617	2,837
Total stockholders’ equity	52,408	53,435

Total liabilities and stockholders’ equity	$56,416	$57,555

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Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com